UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 9, 2012, the Compensation Committee of the Board of Directors of Richardson Electronics, Ltd. voted to increase the base salary of Edward J. Richardson, Chairman of the Board, CEO and President. The Committee reviewed competitive total compensation for CEO’s of companies with similar market capitalizations and from similar industries.

Because Mr. Richardson currently has such a significant equity position owning 18.8% of total shares outstanding, the Committee elected not to use equity grants as a component of his total compensation. Therefore, they increased Mr. Richardson’s base salary from $573,169 to $673,169 effective October 15, 2012. This increase reflects Mr. Richardson’s contributions to the growth and success of the Company as well as recognition of the demanding nature of evaluating global acquisition opportunities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2012, the Board of Directors of Richardson Electronics, Ltd (“the Company”) voted to amend the Company’s by-laws.

Article III – Directors, Section 1 is amended by deleting such section in its entirety and replacing it with the following:

The number of directors shall be fixed by resolution of the Board of Directors and may be subsequently changed by resolution of the Board of Directors adopted from time to time, but in no event shall the number of directors so fixed be less than five (5) or more than eight (8). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

Item 5.07 Submission of Matters to a Vote of Security Holders

We held our annual meeting of stockholders on October 9, 2012. As of August 22, 2012, the record date for the annual meeting, 12,650,335 shares of Class A common stock, each entitled one vote per share, and 2,889,961 shares of Class B common stock, each entitled to 10 votes per share, were issued and outstanding. Accordingly, as of August 22, 2012, the combined voting power of our shares of common stock entitled to vote at the meeting was 41,549,945 votes. The following proposals, which are described in detail in our Proxy Statement filed with the Securities and Exchange Commission on August 30, 2012, were voted upon and approved at the annual meeting:

1.	A proposal to elect six directors nominated by our Board of Directors to serve on our Board of Directors until the next annual meeting or until their successors are elected and shall have qualified, was approved with the following vote:

Nominee	For	Abstain/ Withhold	Broker Non-Votes
Edward J. Richardson	38,787,377	385,496	953,741
Scott Hodes	37,235,083	1,937,790	953,741
Ad Ketelaars	38,807,412	365,461	953,741
Paul J. Plante	38,821,461	351,412	953,741
Harold L. Purkey	37,306,472	1,866,401	953,741
Samuel Rubinovitz	38,709,018	463,855	953,741

2.	A proposal to ratify the selection of Ernst & Young, LLP as our independent registered public accounting firm for fiscal year 2013 was approved with 39,748,341 votes “FOR”, 369,901 votes “AGAINST” and 8,372 votes “ABSTAIN/WITHHOLD”.

3.	A proposal to approve Amended and Restated Edward J. Richardson Incentive Compensation Plan was approved with 38,856,082 votes “FOR”, 313,645 votes “AGAINST” and 3,146 votes “ABSTAIN/WITHHOLD” and 953,741 broker non-votes.

4.	A proposal to approve, on an advisory basis, the compensation of our Named Executive Officers was approved with 39,000,675 votes “FOR”, 169,252 votes “AGAINST” and 2,946 votes “ABSTAIN/WITHHOLD” and 953,741 broker non-votes”.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2	Amended and Restated By-Laws of Richardson Electronics, Ltd., dated as of October 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: October 15, 2012	By:	/s/ Kathleen S. Dvorak
	Name:	Kathleen S. Dvorak
	Title:	Chief Financial Officer